Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205538 on Form S-8 of our report dated March 11, 2016, relating to the consolidated financial statements and financial statement schedule of Seritage Growth Properties and subsidiaries appearing in this Annual Report on Form 10-K of Seritage Growth Properties for the period from July 7, 2015 (Date Operations Commenced) through December 31, 2015.

/s/ Deloitte & Touche LLP

New York, New York

March 11, 2016